Exhibit 99.1

Annie’s Appoints Ed Aaron to Newly Created Senior Vice President of Strategic Planning and

Investor Relations Position

BERKELEY, Calif.—(BUSINESS WIRE)—April 26, 2013—Annie’s, Inc. (NYSE: BNNY), a leading natural and organic food company, today announced the appointment of Ed Aaron to the newly created position of Senior Vice President of Strategic Planning and Investor Relations, effective April 29, 2013. Mr. Aaron will lead the strategic planning and business development process at Annie’s, including identifying opportunities to support long-term growth and margin improvement. In his new position Mr. Aaron is also responsible for development and oversight of all Investor Relations planning and engagement.

Mr. Aaron will be based in the company’s Berkeley headquarters and will report to Kelly J. Kennedy, CFO of Annie’s.

“We are very pleased to welcome Ed to our team,” said John Foraker, CEO of Annie’s. “Ed has significant experience in the broad consumer products sector, including a deep understanding of the natural and organic industry. He is also widely known and respected in the investment community. His unique combination of skills and experience will help him lead our strategic planning processes and business development efforts, as well as expand and improve the Company’s Investor Relations program. “

Prior to joining Annie’s, Mr. Aaron served as a Managing Director for RBC Capital Markets in Denver, CO, where he led RBC’s research of the food and leisure sectors. Mr. Aaron worked in equity research for the past 15 years and has covered the natural foods industry throughout his career. He earned his Bachelor of Science degree in Business Administration from the University of Colorado at Boulder and is a CFA charterholder.

About Annie’s

Annie’s (NYSE: BNNY) is a natural and organic food company that offers great-tasting products in large packaged food categories. Annie’s products are made without artificial flavors and synthetic colors and preservatives regularly used in many conventional packaged foods. Today, Annie’s offers over 125 products and is present in over 25,000 retail locations in the United States and Canada. Founded in 1989, Annie’s is committed to operating in a socially responsible and environmentally sustainable manner. For more information, visit www.annies.com.

Forward-Looking Statements

Certain statements in this press release, including statements regarding our continuing growth and expansion, are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words like “continue,” “could,” “expect,” “may,” “plan,” “potential,” “future,” “will,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances and are subject to significant risks. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, national, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those disclosed in “Risk Factors” in our Form 10-K for fiscal 2012 filed with the U.S. Securities and Exchange Commission on June 8, 2012, and those disclosed in our Form 10-Qs filed since that date. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Source: Annie’s, Inc.

Donald C. Cutler, 415-852-3903

Donald-CCutler@kekst.com